UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): July 7, 2023

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock	NVOS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2023, the Board of Directors of Novo Integrated Sciences, Inc. (the “Company”) appointed Vivek “Vik” Sethi, as the Company’s Principal Financial Officer. Mr. Sethi will also serve as the Company’s principal accounting officer.

Vivek “Vik” Sethi, CPA, CA, age 37, brings over 13 years of international corporate finance and operational experience, directing accounting and finance functions, business and personal tax compliance and planning, internal and external reporting, and the ongoing evaluation and analysis of corporate financial activity.

In 2017, Mr. Sethi founded Tax Wave Solutions, located in Brampton Ontario Canada, which provides a wide range of services, to both businesses and individuals, such as accounting, bookkeeping, payroll processing, tax compliance and filings, audit support, advisory, and business consultancy.

Previously, Mr. Sethi founded Vivek Sethi & Associates in India, which provided accounting services such as tax planning, auditing of small and medium-sized businesses, tax return filings, financial reports and providing solutions to tax related queries. Mr. Sethi subsequently sold the business and moved to Canada.

Mr. Sethi holds a Canadian CPA designation and a Chartered Accountant designation from The Institute of Chartered Accountants of India. He graduated with a B.Com from Punjab University in Ludhiana, India.

The Company agreed to pay Mr. Sethi an annual base salary of CAD$100,000 (approximately $76,000) in exchange for his services as Principal Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: July 12, 2023	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer